Exhibit 99.1

News release

QLT ANNOUNCES PUBLICATION IN THE LANCET OF PHASE 1b DATA FOR QLT091001 IN

LEBER CONGENITAL AMAUROSIS DUE TO LRAT OR RPE65 MUTATIONS

For Immediate Release	July 14, 2014

VANCOUVER, CANADA — QLT Inc. (NASDAQ: QLTI; TSX: QLT) (“QLT” or the “Company”) today announced the publication of data from its Phase 1b proof-of-concept trial of QLT091001 in subjects with Leber Congenital Amaurosis (LCA) due to inherited genetic mutations in retinal pigment epithelium (RPE65) or lecithin:retinol acyltransferase (LRAT) in The Lancet. The peer-reviewed journal article is available first in the online edition of The Lancet at www.thelancet.com. In the study, treatment for 7 days with oral QLT091001 demonstrated a restoration of clinically meaningful visual function in 11 of the 14 LCA patients, as measured by improvement in Goldmann Visual Fields (GVF) or visual acuity. Self-reported or parent-reported improvements in activities of daily living supported these findings.

“Currently, children and adults with LCA due to these genetic mutations progressively lose vision, eventually becoming totally blind as there are no proven therapies that either slow or reverse their condition,” stated David A. Saperstein, M.D., a retina physician who serves as Chief Medical Advisor to QLT and is a co-author of the Lancet paper. “The results of this trial are quite promising. If borne out in further clinical trials, QLT091001 would have the potential to become the first oral medication to improve vision and quality of life in patients with these forms of LCA.”

The trial enrolled 14 patients, ages 6–38, with Leber Congenital Amaurosis due to mutations in RPE65 or LRAT. Patients received 7 days of oral QLT091001 (12 subjects received 40 mg/m2 per day and 2 subjects received 10 mg/m2 per day). Patients were assessed at baseline and days 7, 9, 14, and 30, and every 2 months thereafter, for up to 3 years, for safety outcomes and visual function endpoints, which included GVF, visual acuity, and a functional MRI assessment.

In the study, 10 of 14 patients had an improvement of GVF, with a mean increase in retinal area of 28–683%. Six patients had an improvement in visual acuity, with a mean increase of 2–30 letters. After two years, three patients had a sustained GVF response and four had a sustained visual acuity response. Four patients had functional MRI scans, which correlated with visual response or absence of response to treatment. Ten of the responders had self-reported improvements in activities of daily living.

No serious adverse events occurred, although transient headaches, photophobia, reduction in serum HDL concentrations, and mild, reversible increases in serum triglycerides and aspartate aminotransferase concentrations were observed.

“Publication of this data in a preeminent journal such as The Lancet further highlights the importance of our findings and the potential of QLT091001 to rapidly improve visual function in patients with LCA,” stated Jason M. Aryeh, Chairman of the Board. “Together with our Phase 1b retreatment data reported earlier this year, these results underscore QLT091001’s value as a potential treatment for inherited retinal diseases due to RPE65 and LRAT mutations.”

About Leber Congenital Amaurosis (LCA)

LCA is an inherited degenerative retinal disease characterized by abnormalities such as roving eye movements and sensitivity to light, and manifesting in severe vision loss from birth. Both rod and cone photoreceptors are affected in LCA. Eye examinations of infants with LCA reveal normal appearing retinas. However, a low level of retinal activity, measured by electroretinography, indicates very little visual function. According to current epidemiological estimates, LCA affects approximately one in 81,000 newborns worldwide, of which approximately 10% carry the inherited deficiencies of either RPE65 or LRAT.

About Retinitis Pigmentosa (RP) Due to RPE65 and LRAT Mutations

RP is a set of hereditary retinal diseases demonstrating clinical features similar to LCA. RP is also characterized by degeneration of rod and cone photoreceptors, but it presents with a more variable loss of vision in late childhood to adulthood. Deficits in dark adaptation and peripheral vision are particular hallmarks of RP. RP is currently estimated to affect at least 300,000 individuals worldwide, of which approximately 20%–30% are autosomal recessive (arRP). It is currently estimated that less than 3% of autosomal recessive RP patients carry the inherited deficiencies of either RPE65 or LRAT.

About Synthetic Retinoid Drugs

Genetic diseases in the eye such as LCA and RP arise from gene mutations of enzymes or proteins required in the biochemistry of vision. QLT091001 is a replacement for 11-cis-retinal, which is an essential component of the retinoid-rhodopsin cycle and visual function, and is under investigation for the treatment of LCA and RP. QLT091001 has received orphan drug designations for the treatment of LCA (due to inherited mutations in LRAT or RPE65 genes) and RP (all mutations) by the FDA, and for the treatment of LCA and RP (all mutations) by the EMA. The drug has also been granted two Fast Track designations by the FDA for the treatment of LCA and RP due to inherited mutations in the LRAT and RPE65 genes. The FDA has also formally acknowledged that the orphan drug designations granted by the FDA on QLT091001 also cover QLT091001 for the treatment of Inherited Retinal Disease caused by LRAT or RPE65 mutations, including severe early childhood onset retinal dystrophy, which disease/condition we believe subsumes both LCA and RP. The clinical characteristics and progression of disease in LCA and RP overlap as do some of their genetic causes. At least 7 of the known LCA disease genes, including LRAT and RPE65, have also been linked to the clinical appearance of RP. Despite disease heterogeneity and terminology, there is an overlap in the genetic mechanisms underlying some forms of LCA and RP such as those caused by LRAT and RPE65 mutations where 11-cis-retinal production is either severely or completely compromised. RP is the most common inherited retinal disease, and is generally the diagnosis given to patients who begin to lose vision after the first decade of life, whereas the diagnosis of LCA is given to patients who have central vision loss soon after birth. There is no universally accepted diagnostic term for patients with characteristics in between; clinicians have considered such cases as either LCA or severe RP.

About QLT

QLT is a biotechnology company dedicated to the development and commercialization of innovative ocular products that address the unmet medical needs of patients and clinicians worldwide. We are focused on developing our synthetic retinoid program for the treatment of certain inherited retinal diseases.

QLT’s head office is based in Vancouver, Canada and the Company is publicly traded on NASDAQ Stock Market (symbol: QLTI) and the Toronto Stock Exchange (symbol: QLT). For more information about the Company’s products and developments, please visit our web site at www.qltinc.com.

On June 25, 2014, QLT entered into an Agreement and Plan of Merger (the “Merger Agreement”) among QLT, Auxilium Pharmaceuticals, Inc., a Delaware corporation (“Auxilium”), QLT Holding Corp., a Delaware corporation and a wholly owned subsidiary of QLT (“HoldCo”), and QLT Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of HoldCo (“AcquireCo”). The Merger Agreement provides for a business combination whereby AcquireCo will be merged with and into Auxilium (the “Merger”). As a result of the Merger, the separate corporate existence of AcquireCo will cease and Auxilium will continue as the surviving corporation. On the date of the closing of the Merger, Auxilium will become an indirect wholly owned subsidiary of QLT (the “Combined Company”).

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information

In connection with the proposed Merger, QLT plans to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include the joint proxy statement/circular of Auxilium and QLT and also constitutes a prospectus of QLT. Auxilium and QLT plan to mail the joint proxy statement/circular to their respective stockholders. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/CIRCULAR WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the joint proxy statement/circular, as well as other filings containing information about Auxilium and QLT, free of charge, at the website maintained by the SEC at www.sec.gov and, in QLT’s case, also on the System for Electronic Document Analysis Retrieval (“SEDAR”) website maintained by the Canadian Securities Administrators (“CSA”) at www.sedar.com. QLT stockholders may also obtain these documents, free of charge, from QLT’s website at www.qltinc.com under the heading “Investors” and then under the heading “Proxy Circulars” or upon request directly to QLT to the attention of “QLT Investor Relations,” 887 Great Northern Way, Suite 250, Vancouver, British Columbia, Canada, V5T 4T5. Auxilium stockholders may also obtain these documents, free of charge, from Auxilium’s website (www.Auxilium.com) under the heading “Investors—SEC Filings” or by directing a request to made to Auxilium’s Secretary at Auxilium Pharmaceuticals, Inc., 640 Lee Road, Chesterbrook, PA 19087.

Participants in the Solicitation

The respective directors and executive officers of QLT and Auxilium and other persons may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the joint proxy statement/circular. Information regarding QLT directors and executive officers is available in its Annual Report on Form 10-K/A filed with the SEC and CSA by QLT on April 30, 2014, and information regarding Auxilium’s directors and executive officers is available in its definitive proxy statement filed with the SEC by Auxilium on April 10, 2014. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the joint proxy statement/circular and other relevant materials to be filed with the SEC and the CSA when they become available.

QLT Inc. Contacts:

Investor & Media Relations

Andrea Rabney or David Pitts

Argot Partners

212-600-1902

andrea@argotpartners.com

david@argotpartners.com

Certain statements in this press release constitute “forward-looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. Forward-looking statements include, but are not limited to: our statement that the data suggests that QLT091001 may improve the lives of patients with LCA due to LRAT or RPE65 mutations; our statements concerning the potential efficacy, safety and market potential for QLT091001; statements relating to the expected timing of the completion of the Merger, the expected benefits of the proposed Merger, whether the combined company’s profitability will significantly increase and the competitive ability and position of the combined company; and statements which contain language such as: “assuming,” “prospects,” “goal,” “future” “projects,” “potential,” “could,” “believes,” “expects”; “hopes” and “outlook.” Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following risks, uncertainties and other factors: the effect that QLT’s announcements and actions will have on the market price of our securities; the failure to receive, on a timely basis or otherwise, the required approvals by Auxilium and QLT stockholders and government or regulatory agencies (including the terms of such approvals); the risk that a condition to closing of the Merger may not be satisfied; the possibility that the anticipated benefits and synergies from the proposed Merger cannot be fully realized or may take longer to realize than expected; the ability of Auxilium and QLT to obtain consents of lenders or to obtain refinancing in connection with the transaction, and, if the transaction is consummated, the adequacy of the capital resources of the Combined Company; the possibility that costs or difficulties related to the integration of Auxilium and QLT operations will be greater than expected; the ability of the Combined Company to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; the impact of legislative, regulatory, competitive and technological changes, including changes in tax laws or interpretations that could increase the Combined Company’s or Auxilium’s consolidated tax liabilities, including, if the transaction is consummated, changes in tax laws that would result in the Combined Company being treated as a domestic corporation for United States federal tax purposes; the risk that the credit ratings of the combined company may be different from what the companies expect; QLT’s development plans, timing and results of the clinical development of our synthetic retinoid program; the risk that our assumptions related to continued enrollment trends, efforts and success, and the associated costs of our synthetic retinoid program will prove incorrect; the risk that outcomes for our clinical trials may not be favorable or may be less favorable than interim/preliminary results disclosed and/or previous trials; the possibility that interpretations of data produced by one or more of our clinical trials will vary; the timing, expense and uncertainty associated with the regulatory approval process for products to advance through development stages; risks and uncertainties associated with the safety and effectiveness of our synthetic retinoid program; risks and uncertainties related to the scope, validity, and enforceability of our intellectual property rights and the impact of patents and other intellectual property of third parties; the Company’s future operating results, which are uncertain and likely to fluctuate; currency fluctuations; and general economic conditions and other factors described in detail in QLT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.